     As filed with the Securities and Exchange Commission on May 22, 2001

                                                      Registration No. 333-92321

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


              MARYLAND                                         52-1893632
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)

                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                    (Address of principal executive offices)

                              --------------------

              LOCKHEED MARTIN ENERGY SYSTEMS, INC. SAVINGS PROGRAM
                              (Full Title of Plan)

                              --------------------

                            MARIAN S. BLOCK, ESQUIRE
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 897-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

================================================================================

                             EXPLANATORY STATEMENT


     On December 8, 1999, Lockheed Martin Corporation (the "Corporation") filed a Registration Statement on Form S-8 (Reg. No. 333-92321) (the "Registration Statement") registering 350,000 shares of Lockheed Martin Corporation Common Stock, and an indeterminate number of plan interests, for use in connection with the Lockheed Martin Energy Systems, Inc. Savings Program (the "Plan").
Effective November 1, 2000, the Corporation transferred the Plan to, and the Plan was assumed by, BWXT Y-12, LLC as a result of the participants in the Plan becoming employees of BWXT Y-12, LLC. As a consequence of the transfer and assumption of the Plan described in the preceding sentence, shares of Lockheed Martin Corporation Common Stock previously registered on the Registration Statement for use in connection with the Plan and not already issued will not be issued in connection with the Plan by the Corporation.

     Pursuant to the Corporation's undertakings in the Registration Statement, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the shares of Lockheed Martin Corporation Common Stock registered thereunder which will not be issued in connection with the Plan.

Item 8.   Exhibits.
          ---------


     Exhibit No.        Description
     ----------         -----------

         24 Powers of Attorney (incorporated by reference to Exhibit No. 24 to Registration Statement on Form S-8 (Reg. No. 333-92321) filed with the Commission on December 8, 1999).
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-92321 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                       LOCKHEED MARTIN CORPORATION

Date:  May 22, 2001

                                       By: /s/ Marian S. Block
                                          -----------------------------------
                                           Marian S. Block
                                           Vice President and Associate
                                             General Counsel


     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-92321 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                       LOCKHEED MARTIN ENERGY SYSTEMS, INC.
                                       SAVINGS PROGRAM



Date:  May 22, 2001                    /s/  Norman E. Sparks
                                       --------------------------------------
                                       By:  Norman E. Sparks
                                            Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333-92321) has been signed below by the following persons on behalf of the Corporation and in the capacities and on the date indicated.

          Signature            Title                           Date
          ---------            -----                           ----


    /s/ Vance D. Coffman       Chairman and Chief Executive    May 22, 2001
----------------------------   Officer and Director
      Vance D. Coffman         (Principal Executive Officer)


 /s/ Christopher E. Kubasik    Vice President and Chief        May 22, 2001
----------------------------   Financial Officer and Acting
   Christopher E. Kubasik      Controller (Principal
                               Financial Officer and
                               Principal Accounting Officer)

This Post Effective Amendment No. 1 to Registration Statement on Form S-8
(Reg. No. 333-92321) also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

             Norman R. Augustine*        Caleb B. Hurtt*
             Marcus C. Bennett*          Gwendolyn S. King*
             Vance D. Coffman*           Eugene F. Murphy*
             James F. Gibbons*           Frank Savage*
                                         James R. Ukropina*
                                         Douglas C. Yearley*





     By:  /s/ Marian S. Block
     ---------------------------
     *Marian S. Block                    May 22, 2001
      (Attorney-in-fact**)

** By authority of Powers of Attorney incorporated by reference into this Post
   Effective Amendment No. 1 to Registration Statement on Form S-8.

EXHIBIT INDEX

     Exhibit
     Number       Description
     ------       -----------

     24           Powers of Attorney (incorporated by reference to Exhibit
                  No. 24 to Registration Statement on Form S-8 (Reg.
                  No. 333-92321) filed with the Commission on December 8, 1999).